UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2026

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West 2nd Street, Floor 32 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)
(737)
281-0101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 3.03	Material Modifications to Rights of Security Holders.
In connection with the closing of the Blackstone Acquisition (as defined in Item 8.01 below), on June 30, 2026, Digital Realty Trust, Inc. filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary, which we refer to as the Articles Supplementary, to its charter, classifying and designating 12,310,249 shares of its authorized common stock, par value $0.01 per share (the “common stock”), as shares of non-voting
common stock, $0.01 par value per share (the
“non-voting
common stock”). As set forth in the Articles Supplementary, the non-voting
common stock has identical preferences, rights, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the common stock of Digital Realty Trust, Inc., except that the non-voting
common stock does not have any voting rights, and each share of non-voting
common stock automatically and without any action on the part of the holder thereof converts into one share of common stock upon a transfer of such share of non-voting
common stock by the initial holder or an affiliate thereof to a person not affiliated with the initial holder. For the avoidance of doubt, following the conversion of any shares of non-voting
common stock, such shares are automatically retired and restored to the status of authorized but unissued shares of common stock.
The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary, which are filed as Exhibit 3.1 to this Current Report on Form
8-K
and is incorporated herein by reference.

Item 8.01	Other Events
On June 30, 2026, the company completed its previously-disclosed acquisition from affiliates of Blackstone Inc. (collectively, “Blackstone”) of all of Blackstone’s interests in the Digital Carver Dulles 9 and Digital Carver Brickyard joint ventures (the “Blackstone Acquisition”).
On July 1, 2026, Blackstone completed an underwritten public offering of 12,310,249 shares of common stock, which were issued upon conversion of an equal number of shares of non-voting
common stock held by Blackstone, at a price per share to the public of $185.00. The company did not receive any proceeds from the sale of shares of common stock by Blackstone.
In connection with the offering, Digital Realty and the operating partnership entered into an underwriting agreement (the “underwriting agreement”), dated June 29, 2026, among Digital Realty, the operating partnership, Blackstone and Morgan Stanley & Co. LLC as underwriter (the “underwriter”). The underwriting agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the company and Blackstone have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form
8-K
and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to such exhibit.
The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our effective shelf registration statement on Form
S-3
(File Nos.
333-293494
and
333-293494-01).
In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this
Current
Report on Form
8-K
an opinion of our counsel, Venable LLP, regarding certain Maryland law issues regarding our common stock.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 29, 2026, among Digital Realty Trust, Inc., Digital Realty Trust, L.P., the selling stockholders party thereto, and Morgan Stanley & Co. LLC as underwriter

3.1	Articles Supplementary designating Non-Voting Common Stock of Digital Realty Trust, Inc.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: July 1, 2026

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary